Exhibit 99.1
SelectQuote, Inc. Reports Fourth Quarter 2021 and Fiscal Year 2021 Results

Fourth Quarter of Fiscal Year 2021 - Consolidated Earnings Highlights

•Revenue of $188.4 million, Up 33% Year-Over-Year
•Net Income of $3.3 million, Down $16.7 million Year-Over-Year
•Adjusted EBITDA of $21.3 million, Down 47% Year-Over-Year*

Fourth Quarter of Fiscal Year 2021 - Segment Highlights

Senior
•Revenue of $124.4 million, Up 42% Year-Over-Year
•Adjusted EBITDA of $24.8 million, Down 26% Year-Over-Year*
•Approved Medicare Advantage policies grew 54% Year-Over-Year

Life
•Revenue of $59.9 million, Up 41% Year-Over-Year
•Final expense premiums grew 79% Year-Over-Year

Auto & Home
•Revenue of $7.2 million, Down 41% Year-Over-Year
•Total Auto & Home premiums declined 37% Year-Over-Year

OVERLAND PARK, Kan., August 25, 2021--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT), reported consolidated revenue for the fourth quarter of fiscal year 2021 of $188.4 million, which was a 33% increase year-over-year. Consolidated net income for the fourth quarter of fiscal year 2021 was $3.3 million, which was a $16.7 million decrease year-over-year. Finally, consolidated Adjusted EBITDA for the fourth quarter of fiscal year 2021 was $21.3 million, which was a 47% decrease year-over-year.

Consolidated revenue for the fiscal year ended June 30, 2021, was $937.8 million, a 76% increase over consolidated revenue for the fiscal year ended June 30, 2020, of $531.5 million. Consolidated net income for the fiscal year ended June 30, 2021, was $131.0 million, an increase of $49.9 million over consolidated net income for the fiscal year ended June 30, 2020, of $81.1 million. Finally, consolidated Adjusted EBITDA for the fiscal year ended June 30, 2021, was $228.0 million compared to consolidated Adjusted EBITDA of $154.0 million for the fiscal year ended June 30, 2020, a 48% increase.

Chief Executive Officer Tim Danker commented, “2021 was a landmark year for SelectQuote both in terms of our growth but also in the significant opportunity established through the initiation of our Population Health strategy. For the full year we grew Adjusted EBITDA by $74.0 million or nearly 50% following growth of 46% in 2020. We continue to have high conviction in our differentiated model and our ability to scale quality growth in 2022 and beyond. We believe that SelectQuote’s strong connection with our end customers creates differentiated value and we expect Population Health to strengthen that bond in the years to come.”

Chief Financial Officer Raffaele Sadun added, “Our Senior full-year revenues grew 101% year-over-year, which follows full-year growth of 88% in fiscal 2020. New MA approved policies also grew in excess of 100% at attractive unit economics with a Revenue to CAC of 3.0x. Our MA LTV was down 2% for the year, which includes a full-year true-up in our 4th Quarter results for additional provision due to higher than expected intra-year lapse rates. Despite some persistency pressure compared to original expectations, we expect cohort-level IRRs to remain very attractive.”

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-12.

Segment Results

We currently report on three segments: 1) Senior, 2) Life and 3) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA. Costs of revenue, marketing and advertising, and technical development operating costs and expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, and technical development operating costs and expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA is calculated as total revenue for the applicable segment less direct and allocated costs of revenue, marketing and advertising, technical development, and general and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; restructuring expenses; and non-recurring expenses such as severance payments and transaction costs.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

(in thousands)	4Q 2021	4Q 2020	% Change	FY 2021	FY 2020	% Change
Revenue	$124,391	$87,865	42%	$728,701	$361,673	101%
Adjusted EBITDA*	24,830	33,387	(26)%	243,777	145,738	67%
Adjusted EBITDA Margin*	20%	38%		33%	40%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to them to submit it to the insurance carrier partner. The applicant may have additional actions to take, such as providing additional information, before the application will be reviewed by the insurance carrier, such as providing additional information.

The following table shows the number of submitted policies for the periods presented:

	4Q 2021	4Q 2020	% Change	FY 2021	FY 2020	% Change
Medicare Advantage	95,549	59,276	61%	550,321	264,546	108%
Medicare Supplement	2,498	7,702	(68)%	26,785	24,085	11%
Dental, Vision and Hearing	30,287	17,212	76%	132,106	70,018	89%
Prescription Drug Plan	1,193	2,378	(50)%	11,436	13,513	(15)%
Other	3,884	2,278	71%	16,487	5,890	180%
Total	133,411	88,846	50%	737,135	378,052	95%

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-12.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	4Q 2021	4Q 2020	% Change	FY 2021	FY 2020	% Change
Medicare Advantage	83,448	54,305	54%	467,585	225,404	107%
Medicare Supplement	2,062	6,362	(68)%	21,911	18,102	21%
Dental, Vision and Hearing	26,645	16,564	61%	111,015	55,556	100%
Prescription Drug Plan	1,191	2,481	(52)%	10,747	13,009	(17)%
Other	3,880	2,058	89%	14,089	4,654	203%
Total	117,226	81,770	43%	625,347	316,725	97%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

(dollars per policy):	4Q 2021	4Q 2020	% Change	FY 2021	FY 2020	% Change
Medicare Advantage	$1,121	$1,256	(11)%	$1,260	$1,287	(2)%
Medicare Supplement	1,323	1,382	(4)%	1,269	1,376	(8)%
Dental, Vision and Hearing	121	125	(3)%	136	140	(3)%
Prescription Drug Plan	180	226	(20)%	224	229	(2)%
Other	160	(48)	(436)%	113	34	232%

Per Unit Economics

Per unit economics represents total Medicare Advantage and Medicare Supplement commissions, other product commissions, other revenues, and costs associated with the Senior segment, each shown as per number of approved Medicare Advantage and Medicare Supplement approved policies over a given time period. Management assesses the business on a per unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The Medicare Advantage and Medicare Supplement commission per MA/MS policy represents the lifetime value of commissions for policies sold in the period. Other commission per MA/MS policy represents the lifetime value of commissions for other products sold in the period, including dental, vision and hearing, prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Other per MA/MS policy represents the production bonuses, lead sales revenue from InsideResponse, and updated estimates of prior period variable consideration based on actual policy renewals in the current period. Total operating expenses per MA/MS policy represent all of the operating expenses within the Senior segment. The Revenue to customer acquisition cost (“CAC”) multiple represents total revenue per MA/MS policy as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads which is included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows per unit economics for the periods presented. Based on the seasonality of the Senior segment and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles. These metrics are the basis on which management assesses the business:

	Twelve Months Ended June 30,
(dollars per approved policy):	2021	2020	% Change
Medicare Advantage and Medicare Supplement approved policies	489,496	243,506	101%
Medicare Advantage and Medicare Supplement commission per MA / MS policy	$1,260	$1,293	(3)%
Other commission per MA/MS policy	39	45	(13)%
Other per MA / MS policy	190	147	29%
Total revenue per MA / MS policy	1,489	1,485	0%
Total operating expenses per MA / MS policy	(991)	(887)	12%
Adjusted EBITDA per MA / MS policy*	$498	$598	(17)%
Adjusted EBITDA Margin per MA / MS policy*	33%	40%	(17)%
Revenue / CAC multiple	3.0X	3.5X

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

(in thousands)	4Q 2021	4Q 2020	% Change	FY 2021	FY 2020	% Change
Revenue	$59,905	$42,423	41%	$185,503	$129,967	43%
Adjusted EBITDA*	10,310	12,258	(16)%	30,376	27,812	9%
Adjusted EBITDA Margin*	17%	29%		16%	21%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Core premiums include term life and permanent life insurance policies while ancillary premiums include various smaller products. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-12.

The following table shows core, final expense, and ancillary premiums for the periods presented:

(in thousands)	4Q 2021	4Q 2020	% Change	FY 2021	FY 2020	% Change
Core Premiums	$19,983	$18,965	5%	$76,251	$75,451	1%
Final Expense Premiums	33,700	18,860	79%	88,294	34,839	153%
Ancillary Premiums	976	732	33%	3,166	2,507	26%

Auto & Home

Financial Results

The following table provides the financial results for the Auto & Home segment for the periods presented:

(in thousands)	4Q 2021	4Q 2020	% Change	FY 2021	FY 2020	% Change
Revenue	$7,161	$12,127	(41)%	$30,913	$41,189	(25)%
Adjusted EBITDA*	1,316	3,104	(58)%	8,178	8,699	(6)%
Adjusted EBITDA Margin*	18%	26%		26%	21%
Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the periods presented:

(in thousands):	4Q 2021	4Q 2020	% Change	FY 2021	FY 2020	% Change
Premiums	$13,431	$21,162	(37)%	$55,596	$70,087	(21)%

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-12.

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community today, Wednesday, August 25, 2021, beginning at 5 p.m. ET. To register for this conference call, please use this link: http://www.directeventreg.com/registration/event/4967839. After registering, a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering a day in advance or at minimum 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income before interest expense, income tax expense, depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income. We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that this non-GAAP financial measure helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of this non-GAAP financial measure. Accordingly, we believe that this financial measure provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Forward Looking Statement

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and claims, including IP litigation; our existing and future indebtedness; developments with respect to LIBOR; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health and property. The company pioneered the direct-to-consumer model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources, scores, and routes high-quality sales leads. The company has three core business lines: SelectQuote Senior, SelectQuote Life and SelectQuote Auto and Home. SelectQuote Senior, the largest and fastest-growing business, serves the needs of a demographic that sees 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans from leading, nationally-recognized carriers, as well as prescription drug plans, dental, vision and hearing plans.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Kelly Hale
913-653-4375
kelly.hale@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$286,454	$321,065
Restricted cash	—	47,805
Accounts receivable	113,375	83,634
Commissions receivable-current	89,120	51,209
Other current assets	4,486	10,121
Total current assets	493,435	513,834
COMMISSIONS RECEIVABLE—Net	756,777	461,752
PROPERTY AND EQUIPMENT—Net	29,510	22,150
SOFTWARE—Net	12,611	8,399
OPERATING LEASE RIGHT-OF-USE ASSETS	31,414	—
INTANGIBLE ASSETS—Net	40,670	19,673
GOODWILL	68,019	46,577
OTHER ASSETS	1,436	1,408
TOTAL ASSETS	$1,433,872	$1,073,793

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$34,079	$22,891
Accrued expenses	20,676	14,936
Accrued compensation and benefits	40,909	22,228
Earnout liability	—	30,812
Operating lease liabilities—current	5,289	—
Other current liabilities	7,864	4,944
Total current liabilities	108,817	95,811
DEBT	459,043	311,814
DEFERRED INCOME TAXES	140,988	105,844
OPERATING LEASE LIABILITIES	38,392	—
OTHER LIABILITIES	11,743	14,635
Total liabilities	758,983	528,104

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $.01 par value	1,635	1,622
Additional paid-in capital	544,771	548,113
Retained earnings (accumulated deficit)	128,254	(2,792)
Accumulated other comprehensive income (loss)	229	(1,254)
Total shareholders’ equity	674,889	545,689
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,433,872	$1,073,793

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020	2021	2020
REVENUE:
Commission	$162,294	$122,679	$826,606	$476,606
Production bonus and other	26,155	18,768	111,209	54,909
Total revenue	188,449	141,447	937,815	531,515

OPERATING COSTS AND EXPENSES:
Cost of revenue	64,110	40,911	270,715	167,399
Marketing and advertising	86,595	51,911	385,291	184,157
General and administrative	18,618	9,504	63,114	35,283
Technical development	5,165	3,259	18,623	12,347
Total operating costs and expenses	174,488	105,585	737,743	399,186

INCOME FROM OPERATIONS	13,961	35,862	200,072	132,329

INTEREST EXPENSE, NET	(8,422)	(8,356)	(29,320)	(24,595)
LOSS ON EXTINGUISHMENT OF DEBT	—	(1,166)	(3,315)	(1,166)
OTHER EXPENSES, NET	(43)	(385)	(1,588)	(405)
INCOME BEFORE INCOME TAX EXPENSE	5,496	25,955	165,849	106,163
INCOME TAX EXPENSE	2,184	5,906	34,803	25,016

NET INCOME	$3,312	$20,049	$131,046	$81,147

NET INCOME (LOSS) PER SHARE:
Basic	$0.02	$0.15	$0.80	$(0.16)
Diluted	$0.02	$0.13	$0.79	$(0.16)

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	163,441	120,018	162,889	97,496
Diluted	165,689	152,404	165,544	97,496

OTHER COMPREHENSIVE (LOSS) INCOME NET OF TAX:
(Loss) gain on cash flow hedge	(186)	(1,254)	1,483	(1,254)
OTHER COMPREHENSIVE (LOSS) INCOME	(186)	(1,254)	1,483	(1,254)
COMPREHENSIVE INCOME	$3,126	$18,795	$132,529	$79,893

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,312	$20,049	$131,046	$81,147
Adjustments to reconcile net income to net cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	4,883	2,720	16,142	7,993
Loss on disposal of property, equipment, and software	425	125	686	360
Share-based compensation expense	1,476	216	5,165	9,498
Deferred income taxes	2,180	5,889	34,654	25,007
Amortization of debt issuance costs and debt discount	862	835	3,344	2,266
Write-off of debt issuance costs	—	237	2,570	237
Fair value adjustments to contingent earnout obligations	—	375	1,488	375
Non-cash lease expense	953	—	3,823	—
Changes in operating assets and liabilities:
Accounts receivable	25,077	1,472	(27,827)	(15,585)
Commissions receivable	(81,747)	(54,910)	(332,936)	(197,364)
Other assets	500	(4,772)	4,848	(3,352)
Accounts payable and accrued expenses	(6,495)	2,776	19,728	15,672
Operating lease liabilities	(1,151)	—	(3,782)	—
Other liabilities	(4,768)	5,243	25,609	11,970
Net cash used in operating activities	(54,493)	(19,745)	(115,442)	(61,776)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,387)	(3,260)	(14,907)	(9,446)
Proceeds from sales of property and equipment	—	—	—	3
Purchases of software and capitalized software development costs	(2,275)	(1,663)	(8,081)	(6,106)
Acquisition of business	(17,150)	(35,821)	(41,028)	(35,821)
Net cash used in investing activities	(27,812)	(40,744)	(64,016)	(51,370)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit	—	2,014	—	87,989
Payments on revolving line of credit	—	(2,014)	—	(99,021)
Net proceeds from Term Loans	—	—	228,753	416,500
Payments on Term Loans	—	(100,000)	(84,118)	(100,000)
Proceeds from other debt	—	4,450	—	16,575
Payments on other debt	(62)	(29,015)	(251)	(31,447)
Proceeds from common stock options exercised and employee stock purchase plan	109	141	1,887	5,506
Cash dividends paid	—	—	—	(275,000)
Issuance of preferred stock	—	135,000	—	135,000
Payments of tax withholdings related to net share settlement of equity awards	(336)	—	(10,362)	—
Payments of debt issuance costs	—	(160)	(885)	(7,854)
Payments of costs incurred in connection with private placement	—	(3,784)	(1,771)	(3,784)
Payments of costs incurred in connection with initial public offering	—	(1,100)	(3,911)	(3,218)
Proceeds from initial public offering, net of underwriters’ discounts and commissions	—	340,200	—	340,200
Payment of contingent earnout liability	—	—	(32,300)	—
Net cash (used in) provided by financing activities	(289)	345,732	97,042	481,446
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(82,594)	285,243	(82,416)	368,300
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of year	369,048	83,627	368,870	570
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of year	$286,454	$368,870	$286,454	$368,870

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

	4Q 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$124,391	$59,905	$7,161	$(3,008)	$188,449
Operating expenses	(99,561)	(49,595)	(5,845)	(12,128)	(167,129)
Other expenses, net	—	—	—	(43)	(43)
Adjusted EBITDA	24,830	10,310	1,316	(15,179)	21,277
Share-based compensation expense					(1,476)
Non-recurring expenses					(575)
Depreciation and amortization					(4,883)
Loss on disposal of property, equipment, and software					(425)
Interest expense, net					(8,422)
Income tax expense					(2,184)
Net income					$3,312

	4Q 2020
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$87,865	$42,423	$12,127	$(968)	$141,447
Operating expenses	(54,478)	(30,165)	(9,023)	(7,633)	(101,299)
Other expenses, net	—	—	—	(10)	(10)
Adjusted EBITDA	33,387	12,258	3,104	(8,611)	40,138
Share-based compensation expense					(216)
Non-recurring expenses					(1,053)
Depreciation and amortization					(2,720)
Loss on disposal of property, equipment, and software					(125)
Contingent consideration					(375)
Restructuring expenses					(172)
Interest expense, net					(8,356)
Loss on extinguishment of debt					(1,166)
Income tax expense					(5,906)
Net income					$20,049

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

	FY 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$728,701	$185,503	$30,913	$(7,302)	$937,815
Operating expenses	(484,924)	(155,127)	(22,735)	(46,899)	(709,685)
Other expenses, net	—	—	—	(100)	(100)
Adjusted EBITDA	243,777	30,376	8,178	(54,301)	228,030
Share-based compensation expense					(5,165)
Non-recurring expenses					(6,065)
Fair value adjustments to contingent earnout obligations					(1,488)
Depreciation and amortization					(16,142)
Loss on disposal of property, equipment, and software					(686)
Interest expense, net					(29,320)
Loss on extinguishment of debt					(3,315)
Income tax expense					(34,803)
Net income					$131,046

	FY 2020
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$361,673	$129,967	$41,189	$(1,314)	$531,515
Operating expenses	(215,935)	(102,155)	(32,490)	(26,881)	(377,461)
Other expenses, net	—	—	—	(30)	(30)
Adjusted EBITDA	$145,738	$27,812	$8,699	$(28,225)	154,024
Share-based compensation expense					(9,498)
Non-recurring expenses					(3,721)
Depreciation and amortization					(7,993)
Loss on disposal of property, equipment, and software					(360)
Fair value adjustments to contingent earnout obligations					(375)
Restructuring expenses					(153)
Interest expense, net					(24,595)
Loss on extinguishment of debt					(1,166)
Income tax expense					(25,016)
Net income					$81,147